Prudential World Fund, Inc.
For the period ended October 31, 2003
File number 811-3981


SUB-ITEM 77C
Submission of Matters to a Vote of Security Holders

	A Joint Meeting of Shareholders of Prudential World
Fund, Inc. - Jennison Global
Growth Fund, Strategic Partners International Value Fund and
Prudential Jennison
International Growth Fund was held on September 12, 2003.

At this meeting the shareholders of the Fund approved the
following resolution:
1. 	To elect 10 new Directors.

	At this meeting the shareholders of the Fund disapproved
the following resolution:
2. 	To approve Restated and Amended Articles of Incorporation
of the Fund.

The voting was as follows:

Global Growth Fund
(1)				Votes For		Votes Withheld
     David E.A. Carson           20,847,756              671,827
     Robert E. La Blanc          20,844,142              675,441
     Robert F. Gunia             20,855,668              663,915
     Douglas H. McCorkindale     20,856,932              662,651
     Stephen P. Munn             20,858,732              660,851
     Richard A. Redeker          20,851,620              667,963
     Judy A. Rice                20,855,206              664,377
     Robin B. Smith              20,854,724              664,859
     Stephen Stoneburn           20,856,4451             663,138
     Clay T. Whitehead           20,854,966              664,617

(2)				Votes For		Votes Against
				14,669,737		564,202

International Value Fund
(1)				Votes For		Votes Withheld
     David E.A. Carson           19,464,158              203,611
     Robert E. La Blanc          19,463,162              204,607
     Robert F. Gunia             19,464,033              203,736
     Douglas H. McCorkindale     19,462,617              205,152
     Stephen P. Munn             19,465,108              202,661
     Richard A. Redeker          19,464,721              203,048
     Judy A. Rice                19,463,795              203,974
     Robin B. Smith              19,461,310              206,459
     Stephen Stoneburn           19,463,878              203,891
     Clay T. Whitehead           19,465,043              202,726

(2)				Votes For		Votes Against
				17,473,242		168,577

International Growth Fund
(1)				Votes For		Votes Withheld
     David E.A. Carson           13,939,488              598,278
     Robert E. La Blanc          13,928,524              609,242
     Robert F. Gunia             13,941,721              596,045
     Douglas H. McCorkindale     13,938,871              598,895
     Stephen P. Munn             13,942,201              595,565
     Richard A. Redeker          13,933,548              604,218
     Judy A. Rice                13,942,037              595,729
     Robin B. Smith              13,940,438              597,328
     Stephen Stoneburn           13,941,179              596,587
     Clay T. Whitehead           13,939,712              598,054

(2)				Votes For		Votes Against
				17,473,242		168,577